Exhibit 10.2

AMENDED AND RESTATED
THOMPSON CREEK METALS COMPANY INC.
2010 EMPLOYEE STOCK PURCHASE PLAN

Effective July 1, 2014

1.PURPOSE. Thompson Creek Metals Company Inc. (the “Company”) hereby adopts this Amended and Restated Thompson Creek Metals Company Inc. 2010 Employee Stock Purchase Plan (the “Plan”). The purpose of the Plan is to provide an opportunity for Employees of the Company (and any Participating Subsidiaries) to purchase common shares of the Company at a discount through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's shareholders. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and this Plan will be so construed. Any term not expressly defined in this Plan but defined for purposes of Code Section 423 will have the same definition herein. In addition, the Plan authorizes the grant of purchase rights pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code.

2.DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:

(a)
“Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of Canada and any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	“Board” means the Company's Board of Directors.

(c)	“Closing Price” means the closing price of the Shares on the New York Stock Exchange Composite Transactions list, as reported on www.NYSE.com, excluding any after-market trades.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Compensation Committee of the Board or any successor committee with responsibility for employee compensation.

(f)	“Company” means Thompson Creek Metals Company Inc.

(g)
“Covered Compensation” means an Employee's base salary before pre-tax contributions are made pursuant to Code Sections 401(k) and 125 or Section 146 of the Income Tax Act (Canada) and will include overtime pay and shift premium. Covered Compensation will not include short- or long-term disability pay, commissions, bonus or incentive payments, severance pay, or any special compensation.

(h)	“Employee” means any individual (whether employed part-time or full-time) in an employee-employer relationship with the Company (or a Participating Subsidiary thereof), but will exclude any

(i)independent contractor;

(ii)consultant; or

(iii)“leased employee” as defined in Code Section 414(n).

Any determination that an independent contractor or consultant was actually a common law employee shall not have retroactive applicability for purposes of participation or eligibility to participate in this Plan.

(i)	“Enrollment Date” means the first day of each January or July.

(j)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(k)
“Five Percent Owner” means any Employee who, together with any other person whose stock would be attributed to such Employee pursuant to Code Section 424(d), owns stock or holds options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock representing five percent (5%) or more of the total combined power or value of all classes of stock of the Company.

(l)	“Insider” has the meaning attributed to that term in Interpretation Section 1 of the Securities Act (Ontario) and includes, without limitation, officers and directors of the Company.

(m)
“Offering Period” means one of the consecutive three-month periods commencing on the first day of January, the first day of April, the first day of July or on the first day of September of each year and continuing thereafter to the last day of March (January 1 to March 31 Offering Period) or June (April 1 to June 30 Offering Period) or September (July 1 to September 30 Offering Period) or December (October 1 to December 31 Offering Period), respectively, or until terminated in accordance with Section 18 hereof. The Committee shall have the authority, however, to change the frequency and/or duration of Offering Periods (including the commencement dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

(n)
“Participating Subsidiary” means any corporation or other entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly, owned by the Company, but only if such entity is designated for participation by the Committee.

(o)	“Plan” means this Amended and Restated Thompson Creek Metals Company Inc. 2010 Employee Stock Purchase Plan.

(p)
“Purchase Price” means an amount that shall not be less than eighty-five percent (85%) of the lesser of the Closing Price (i) at the beginning of the Offering Period or (ii) on the Share Purchase Date. The Committee may determine, in its sole and absolute discretion, that the Purchase Price for any Offering Period will be determined as above, but with a percentage in excess of eighty-five percent (85%), provided that such percentage shall be determined and communicated to all Employees in advance of the beginning of the Offering Period.

(q)
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

(r)	“Shares” means common shares of the Company.

(s)	“Share Purchase Date” means the first Trading Day following the end of each Offering Period, prior to the termination of the Plan.

(t)	“Trading Day” means a day on which the New York Stock Exchange is open for trading.

3.SHARES SUBJECT TO PLAN. An aggregate of Three Million (3,000,000) Shares may be sold pursuant to the Plan. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired by the Company. If there is any change in the outstanding Shares by reason of a stock dividend or distribution, stock split, recapitalization, combination or exchange of Shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale will be equitably adjusted by the Committee to give proper effect to such change.
4.ADMINISTRATION.

(a)
The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Code Section 423 (or any successor provision in the Code), all questions of interpretation or application of this Plan will be determined by the Committee in its sole and absolute discretion and its decisions will be final and binding upon all persons.

(b)
The Committee, may, from time to time, consistent with the Plan and the requirements of Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its sole and absolute discretion, for the proper administration of the Plan, including, without limitation:

(i)	any minimum payroll deduction amount required for participation in an Offering Period;

(ii)	imposing limitations on the maximum number of Shares that may be purchased in any Offering Period;

(iii)	an exchange ratio applicable to amounts withheld in currency other than United States dollars;

(iv)
a payroll deduction greater or less than the amount designated by an Employee in order to adjust for the Company's delay or mistake in processing an enrollment form or in otherwise effecting an Employee's election under the Plan or as advisable to comply with the requirements of Code Section 423;

(v)	determination of the Share Purchase Date and manner by which the Purchase Price and the Closing Price shall each be established; and

(vi)	delegation of responsibility for Plan operation, management and administration, subject to the Committee's oversight and control, on such terms as the Committee may establish.

(c)
Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(d)
The senior officers of the Company are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications as they, in their absolute discretion, consider necessary for the implementation and proper administration of the Plan.

(e)
The Board, the Committee, and each member thereof will be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company (or any subsidiary thereof), the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. The Board, the Committee, members thereof, and any officer or employee of the Company (or any subsidiary thereof) acting at the direction or on behalf of the Board or the Committee, as applicable, will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

5.ELIGIBILITY. Any Employee (except for any Five Percent Owner) employed by the Company or by any Participating Subsidiary as of any Enrollment Date shall be eligible to participate in the Plan, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed two (2) years) prior to the beginning of an Offering Period. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q).

6.PARTICIPATION.

(a)
An eligible Employee may elect to participate in the Plan as of any Enrollment Date. Any such election will be made by completing and forwarding an enrollment and payroll deduction authorization form (or by any other method determined by the Committee, including via electronic transmission) to the Plan's record keeper, in accordance with rules established by the Committee prior to such Enrollment Date, authorizing payroll deductions in such amount as the Employee may, subject to the limits described in Section 9(b)(2) below, request but in no event less than one percent (1%) nor more than fifteen percent (15%) of the Employee's Covered Compensation. Employees may purchase Shares only through payroll deductions, and cash contributions will not be permitted.

(b)
An Employee may increase or decrease payroll deductions as of any subsequent Enrollment Date by completing and forwarding a revised payroll deduction authorization form (or by any other method determined by the Committee, including via electronic transmission) to the Plan's record keeper, in accordance with rules established by the Committee; provided, that changes in payroll deductions will not be permitted to the extent that they would result in total payroll deductions below the minimum or above the maximum amount specified by the Committee. Once enrolled, an Employee will be automatically re-enrolled in the Plan for each subsequent Offering Period, until the Employee reduces his contributions to zero percent (0%), receives a Hardship Withdrawal pursuant to Section 8, ceases to be eligible to participate, or notifies the Plan's record keeper, in a manner prescribed by the Committee, that he or she elects not to re-enroll.

(c)
An Employee may discontinue his or her participation in the Plan, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing and forwarding a new enrollment and payroll deduction authorization form (or by any other method determined by the Committee, including via electronic transmission) to the Plan's record keeper, in accordance with rules established by the Committee, authorizing a change in payroll deduction rate. The Committee or its delegate may, in its discretion, limit the number of deduction rate changes during any Offering Period or impose other limitations on the ability to make such changes in its sole discretion. The change in rate shall be effective with the first full payroll period following five (5) business days after receipt of the new deduction authorization form unless the Company elects to process a given change in participation more quickly.

7.PAYROLL DEDUCTION ACCOUNTS.

(a)
The Plan's record keeper will establish a “Payroll Deduction Account” for each participating Employee, and will credit all payroll deductions made on behalf of each Employee to his or her Payroll Deduction Account as soon as administratively feasible. All payroll deductions made for an Employee are credited to his or her Payroll Deduction Account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. An eligible Employee may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 7(b) of the Plan shall apply.

(b)
Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan. All such contributions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the participant with respect to such contributions.

8.WITHDRAWALS. No participating Employee may withdraw amounts contributed to his or her Payroll Deduction Account during an Offering Period, except in cases of unforeseeable emergency, determined in the sole and absolute discretion of the Committee or its delegate (a “Hardship Withdrawal”). Following receipt of a Hardship Withdrawal, an Employee may not resume participation in the Plan during the same Offering Period, but the Employee may participate in any subsequent Offering Period under this Plan commencing after such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

9.SHARE PURCHASE DATE; LIMITATIONS ON PURCHASES.

(a)
Following each Offering Period, Shares will be allocated on each Share Purchase Date for each Employee for whom a Payroll Deduction Account has been maintained for such Offering Period. Notwithstanding the foregoing, open market purchases of Shares on the New York Stock Exchange may be made, at the election of the Committee, over a period of not more than ten (10) Trading Days following the Share Purchase Date and allocated as of such purchase date.

(b)	Notwithstanding the foregoing, the Company will not permit the exercise of any right to purchase Shares:

(i)	to an Employee who, immediately after the right is granted, would be a Five Percent Owner;

(ii)	which would permit an Employee to purchase more than Five Thousand (5,000) Shares in any Offering Period, or more than Twenty Thousand (20,000) Shares in any calendar year;

(iii)
which would permit an Employee's rights to purchase Shares under this Plan (excluding any sub-plan established by the Committee, at the Committee's option), or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, as specified by Section 423(b)(8) of the Code, to accrue at a rate in excess of Twenty-Five Thousand U.S. Dollars (US$25,000.00) of the fair market value of such Shares (determined at the time such rights are granted) for each calendar year in which the right is outstanding at any time; or

(iv)
which would cause the total number of Shares issuable to Insiders, at any time, or issued to Insiders within any one year period, under all security-based compensation arrangements of the Company to exceed ten percent (10%) of the Company's total issued and outstanding Shares.

10.	PURCHASE OF SHARES.

(a)
Subject to the limitations set forth in Section 9, each Employee participating in an Offering Period will receive as many whole Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the last day of the Offering Period immediately preceding the applicable Share Purchase Date (or such other date as the Committee may determine) divided by the Purchase Price. To the extent there remains an amount insufficient to purchase a whole Share in an Employee's Payroll Deduction Account, such amount shall be automatically carried forward, without interest, to the next Offering Period's Payroll Deduction Account.

(b)
If the number of Shares to be purchased on a Share Purchase Date by all Employees participating in this Plan exceeds the number of Shares then available for issuance under this Plan, then the Plan's record keeper will make a pro rata allocation of the remaining Shares in as uniform a manner as will be reasonably practicable and as the Plan's record keeper determines to be equitable.

11.BROKERAGE ACCOUNTS OR PLAN SHARE ACCOUNTS. By enrolling in the Plan, each participating Employee will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating Employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an Employee pursuant to the Plan will be held in the Employee's brokerage or Plan share account (“Plan Share Account”) in his or her name, or if the Employee so indicates on his or her enrollment form, in the Employee's name jointly with a member of the Employee's family or other beneficiary, with right of survivorship. An Employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may request that such Shares be held in his or her name as tenant in common with a member of the Employee's family or other beneficiary, without right of survivorship.
12.RIGHTS AS SHAREHOLDER. An Employee will have no rights as a shareholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date.
13.CERTIFICATES. Certificates for Shares purchased under the Plan will not be issued automatically. Such Shares will be recorded on the stock transfer records of the Company in book entry form. However, certificates for whole Shares purchased will be issued as soon as practicable following an Employee's written request. The Company may make a reasonable charge for the issuance of such certificates.
14.TERMINATION OF EMPLOYMENT. If an Employee's employment is terminated for any reason, including death, or if an Employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the Employee will be discontinued and any amounts then credited to the Employee's Payroll Deduction Account will be distributed in cash, with no adjustment for interest, to the Employee (or the Employee's beneficiary) as soon as practicable. An Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
15.RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating Employee other than by will or the laws of descent and distribution, and are exercisable during an Employee's lifetime only by the Employee.
16.EMPLOYMENT RIGHTS. Neither participation in the Plan, nor the exercise of any right granted under the Plan, will be made a condition of employment or of continued employment with the Company or any subsidiary. Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a participating Employee's employment at any time or give any right to an Employee to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

17.EXPENSES. Except to the extent provided in Section 13, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating Employees, will be borne by the Company and its subsidiaries.
18.AMENDMENTS AND TERMINATION.
nullThe Committee may amend the Plan at any time (subject to the requirements of any stock exchange upon with the Shares may then be listed), provided that no such amendment will be effective unless approved within twelve (12) months after the date of the adoption of such amendment by the affirmative vote of shareholders entitled to a majority of the votes represented by all outstanding Shares entitled to vote if such shareholder approval is required for the Plan to continue to comply with the requirements of Section 423 of the Code and other applicable regulatory and stock exchange rules. Notwithstanding the foregoing, the Committee, or an officer or officers of the Company designated by the Company or the Committee, may amend the Plan from time to time to reflect the extension of the Plan to groups of employees described in Section 5 above who have been authorized by the Committee in accordance with such Section to participate in the Plan. The Committee may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions will cease and all amounts then credited to the participating Employees' Payroll Deduction Accounts will be refunded without interest to the participating Employees as soon as practicable.

(b)
Notwithstanding anything to the contrary herein, no amendment to the Plan which shall have the effect of fundamentally or materially changing the Plan shall be made by the Committee without Board approval.

(c)
Except as otherwise set out below, the Board or the Committee, as applicable, will seek shareholder and regulatory approval for any amendments to the Plan. The Board or the Committee, as applicable, may, subject to receipt of requisite regulatory approval, where required, and without further shareholder approval, in its sole discretion make the following amendments to the Plan:

(i)	extending the Plan to groups of employees described in Section 5 who have been authorized by the Committee in accordance with such Section;

(ii)	those amendments contemplated in Section 19 herein;

(iii)	amending typographical, clerical and grammatical errors;

(iv)	reflecting changes to applicable securities laws; and

(v)
ensuring that the Shares issued under the Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which a participating Employee may from time to time be resident or a citizen.

(d)
The Board may suspend or discontinue the Plan at any time without first obtaining shareholder approval, provided that, without the consent of a participating Employee, such suspension or discontinuance may not in any manner adversely affect such participating Employee's rights under the Plan. Upon termination of the Plan, all payroll deductions will cease and all amounts then credited to the participating Employees' Payroll Deduction Accounts will be refunded without interest to the participating Employees as soon as practicable.

Notwithstanding the foregoing, the Company will obtain requisite shareholder approval in respect of amendments to the Plan to the extent such approval is required by any Applicable Law.
19.EQUAL RIGHTS AND PRIVILEGES. All Employees will have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Code Section 423 and related regulations. Any provision of the Plan which is inconsistent with Code Section 423 or any successor provision of the Code will, without further act or amendment by the Company, the Board or the Committee, be reformed to comply with the requirements of Code Section 423. This Section 19 will take precedence over all other provisions of the Plan. However, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by participants, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Committee may also adopt sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
20.WITHHOLDING TAXES. The Plan's record keeper may, in its discretion and subject to such rules as it may adopt, permit or require a participating Employee to pay all or a portion of the federal, provincial, state and local taxes, including Canada Pension Plan and employment insurance premiums and FICA and Medicare withholding tax, arising in connection with the issuance of any Shares by withholding Shares issued hereunder or withholding payroll or other amounts payable to the participating Employee. This authority includes the authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a participating Employee's tax obligations, either on a mandatory or elective basis in the discretion of the Plan's record keeper.
21.APPLICABLE LAWS. Sales of Shares under the Plan are subject to, and will be accomplished only in accordance with, the requirements of all applicable securities and other laws and the applicable rules of any exchange on which such Shares are listed. The laws of the United States will be controlling in all matters relating to the Plan, except with respect to certain sub-plans established by the Committee. To the extent not superseded by the laws of the United States, the laws of the State of Colorado will be controlling in all matters relating to the Plan, but without giving effect to its conflict or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. All actions arising under or relating to this Plan will be brought in the United States District Court for the District of Colorado. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
22.SHAREHOLDER APPROVAL. The Plan and any action taken hereunder will be null and void if shareholder approval is not obtained within the twelve (12) months subsequent to the date the Board adopts the Plan.
23.SECURITIES LAWS REQUIREMENTS.

(a)
No purchase right granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Share Purchase Date in any Offering Period hereunder, the Plan is not so registered or in such compliance, purchase rights granted under the Plan which are not in material compliance shall not be exercised on such Share Purchase Date, and the Share Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Share Purchase Date shall not be delayed more than twelve (12) months and the Share Purchase Date shall in no event be more than twenty-seven (27) months from the Enrollment Date relating to such Offering Period. If, on the Share Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire Shares) shall be returned to the participants, without interest.

The provisions of this Section 23 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b)
As a condition to the exercise of a purchase right, the Company may require the person exercising such purchase right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24.REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be made available to participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
25.DESIGNATION OF BENEFICIARY FOR OWNED SHARES. With respect to Shares purchased by the participant pursuant to the Plan and held in an account maintained by the Company or its assignee on the participant's behalf, the participant may be permitted to file a written designation of beneficiary, who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Share Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a participant's death, the Company or its assignee shall deliver any Shares and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a participant and in the absence of a beneficiary validly designated who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its sole discretion, may deliver (or cause its assignee to deliver) such Shares and/or cash to the spouse, or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine. The provisions of this Section 25 shall in no event require the Company to violate local law, and the Company shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased participant's account in compliance with local law.
26.ADDITIONAL RESTRICTIONS OF RULE 16b‑3. The terms and conditions of purchase rights granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b‑3. This Plan shall be deemed to contain, and such purchase rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b‑3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

27.NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.